Exhibit 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the filing of the financial statements of China Sun Group High Tech Co. (“Registrant”) for the fiscal year ended May 31, 2008 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

August 27, 2009
/s/ Bin Wang Bin Wang Chief Executive Officer (Principal Executive Officer) /s/ Ming Fen Liu Ming Fen Liu Chief Financial Officer (Principal Accounting and Financial Officer)